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                                                                                                         Appendix A-9              1


        Ministry of          Ministere de                                                          Ontario Co.
       Consumer and          la Consommation                                                     Numero de la compagnie en
   Commercial Relations      et du Commerce                                                      Ontario
        CERTIFICATE          CERTIFICAT                                                          1119481
  This is to certify that    Ceci certifie que les
    these articles are       presents statuts entrent
       effective on          en vigueur le

FEBRUARY 22    FEVRIER, 1995                                                   Trans   Line             Comp     Method
                                                                               Code     No.     Stat    Type     Incorp
                                                                               -----   -----    ----    -----    ------
                                                                                 A       0        0       A        3
                                                                               -----   -----    ----    -----    ------
                                                                                 18      20      28       29       30


                                                                                       Notice
                  Director / Directeur                                         Share   Req'd        Jurisdiction
Business Corporations Act / Loi sur les societes par actions                   -----   -----    ----------------------
                                                                                S       N       ONTARIO
                                                                               -----   -----    ----------------------
                                                                               31      32       33                 47
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                                                                 ARTICLES OF INCORPORATION
                                                                    STATUTS CONSTITUTIFS

                       1.  The name of the corporation is:                      Denomination sociale de la compagnie:
      Form 1
     Business
   Corporations
        Act                ----------------------------------------------------------------------------------------
                           IMAX SPACE LTD.
      Formule              ----------------------------------------------------------------------------------------
     numero 1
        Loi                ----------------------------------------------------------------------------------------
      sur les
    compagnies             ----------------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------------



                       2.  The address of the registered office is:             Adresse du siege social:

                           38 Isabella Street
                       -------------------------------------------------------------------------------------------------------------
                                         (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
                               (Rue et numero ou numero de la R.R. et, s'il s' agit d'un edifice a bureau, numero du bureau)


                           Toronto, Ontario                                                                              M4Y 1N1
                       -------------------------------------------------------------------------------------------------------------
                                                            (Name of Municipality or Post Office)                     (Postal Code)
                                                       (Nom de la municipalite ou du bureau de poste)                (Code postal)


                                                                                      The Municipality of
                           City of Toronto                                            Metropolitan Toronto
                       ----------------------------------------------       In        ----------------------------------------------
                          (Name of Municipality, Geographic Township)    dans le/la      (County, District or Regional Municipality)
                              (Nom de la municipalite, du canton)                         (Comte, district, municipalite regionale)


                       3.  Number (or minimum and maximum number) of             Nombre (ou nombres minimal et maximal)
                           directors is:                                         d'administrateurs:

                           A minimum of 1 and a maximum of 5.


                       4.  The first director(s) is/are:     Premier(s) administrateur(s):                            Resident
                                                                                                                      Canadian State
                                                             Residence address, giving Street & No. or R.R.           Yes or No
                           First name, initials and last     No., Municipality and Postal Code                        Resident
                           name                              Adresse personnelle, y compris la rue et le              Canadien
                           Prenom, initiales et nom de       numero, le numero de la R.R., le nom de la               Oui/Non
                           famille                           municipalite et le code postal
                       -------------------------------------------------------------------------------------------------------------
                           G. Mary Ruby                      113 Inglewood Drive                                        Yes
                                                             Toronto, Ontario
                                                             M4T 1H6
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                       5.  Restrictions, if any, on business the corporation    Limites, s'il y a lieu, imposees aux activites
                           may carry on or on powers the corporation may        commerciales ou aux pouvoirs de la compagnie.
                           exercise.

                           There are no restrictions.



                       6.  The classes and any maximum number of shares that    Categories et nombre maximal, s'il y a lieu,
                           the corporation is authorized to issue:              d'actions que la compagnie est autorisee a emettre:

                           The Corporation is authorized to issue an unlimited number of common shares.

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                       7.  Rights, privileges, restrictions and conditions      Droits, privileges, restrictions et conditions, s'il
                           (if any) attaching to each class of shares and       y a lieu, rattaches a chaque categorie d'actions et
                           directors authority with respect to any class of     pouvoirs des administrateurs relatifs a chaque
                           shares which may be issued in series:                categorie d'actions qui peut etre emise en serie:

                           (1)  The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

                                (a)  Payment of Dividends: The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the
                                     Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

                                (b)  Participation upon Liquidation, Dissolution or Winding-up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the
                                     Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

                                (c)  Voting Rights: The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to 1 vote in respect of each common share held at all such meetings.
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                       8.  The issue, transfer or ownership of shares is/is     L'emission, le transfert ou la propriete d'actions
                           not restricted and the restrictions (if any) are     est/n'est pas restreinte. Les restrictions, s'il y a
                           as follows:                                          lieu, sont les suivantes:

                           The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation without either (a) the previous express sanction of the holders of more than 50% of the common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares or (b) the previous express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.
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                       9.  Other provisions, if any, are:                       Autres dispositions, s'il y a lieu:

                           (1) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the
                           Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have and have continued after the termination of that employment to be, shareholders of the corporation, is limited to not more than fifty, two or more persons who are jointly registered owners of one or more shares being counted as one shareholder; and

                           (2) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

                           (3) In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, by authentic deed, in particular but without limitation, for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, hypothecate, mortgage, pledge, cede or transfer any property, moveable or immoveable, present or future, which it may own.
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                       10. The names and addresses of the incorporators are     Full residence address or address of registered
                           Nom et adresse des fondateurs                        office or of principal place of business giving
                           First name, initials and last name or corporate      street & No. or R.R. No., municipality and postal
                           name                                                 code
                           Prenom, initiale et nom de famile ou denomination    Adresse personnelle au complet, adresse du siege
                           sociale                                              social ou adresse de l'etablissement principal, y
                                                                                compris la rue et le numero de la R.R., le nom de la
                                                                                municaplite et le code postal
                       -------------------------------------------------------------------------------------------------------------


                           G. Mary Ruby                                           113 Inglewood Drive
                                                                                  Toronto, Ontario
                                                                                  M4T 1H6


                           These articles are signed in duplicate.              Les presents statuts sont signes en double
                                                                                exemplaire.


                        ------------------------------------------------------------------------------------------------------------
                                                                  Signatures of incorporation
                                                                   (Signature des fondateurs)



                                                                       /s/ G. Mary Ruby
                                                            ---------------------------------------
                                                                         G. Mary Ruby
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